Exhibit 23(j)(iii)

                               THE 787 FUND, INC.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose names appear below nominate, constitute and appoint Bruce N. Alpert and Agnes Mullady (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign all Registration Statements on Form N-1A, and any and all amendments thereto (including post-effective amendments) pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), Proxy Statements on Schedule 14A and any and all amendments thereto pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act" and together with the 1933 Act and the 1940 Act, the "Acts"), Form N-14 filings and any and all amendments thereto pursuant to the Acts, and all other documents filed by the Trust or its affiliates with the Securities and Exchange Commission (the "SEC") under the Acts and any rules, regulations or requirements of the SEC in respect thereof, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including specifically, but without limiting the generality of the foregoing, all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

     IN WITNESS WHEREOF, the undersigned officers and Directors have hereunto set their hands this 25th day of February, 2009.

/s/ Anthony J. Colavita                 /s/ Kuni Nakamura
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Anthony J. Colavita                     Kuni Nakamura
Director                                Director

/s/ James P. Conn                       /s/ Regina Pitaro
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James P. Conn                           Regina Pitaro
Director                                Director

/s/ Vincent D. Enright                  /s/ Salvatore J. Zizza
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Vincent D. Enright                      Salvatore J. Zizza
Director                                Director

/s/ Arthur V. Ferrara
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Arthur V. Ferrara
Director